Exhibit 99.1

-8655
FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2025 FOURTH QUARTER RESULTS

AND INTRODUCES 2026 GUIDANCE

-- SHOP Momentum Powers Portfolio Transformation with 60% revenue and 13% Core FFO growth –

WESTLAKE VILLAGE, CALIFORNIA, February 24, 2026 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the fourth quarter ended December 31, 2025.

“Our strategic shift toward SHOP is delivering higher growth and fundamentally reshaping our long-term earnings profile,” said Pam Kessler, LTC’s Co-CEO. “With a more resilient portfolio consisting of newer assets and a focused approach to capital allocation, we ended 2025 with momentum and confidence in our ability to continue creating long-term value for shareholders.”

Seniors Housing Operating Portfolio (“SHOP”) Portfolio Composition:

●	SHOP Acquisitions: $353 million in 2025; $108 million in January 2026 with an additional $157 million anticipated to close over the next 60-days.
●	SHOP NOI Growth: 22% over 2024 proforma NOI for the Company’s original 13 property SHOP conversions.
●	SHOP as a % of Gross Investments: 24%.
●	Average Age of SHOP Properties: 9 years.
●	Skilled Nursing as a % of Gross Investments: 36%, down from 46% at year-end 2024.

“The transformation of our portfolio to a material composition of higher-growth SHOP investments will drive better risk adjusted returns of our shareholders,” said Clint Malin, LTC’s Co-CEO. “We are executing on our SHOP strategy with speed, determination and conviction, with a goal of SHOP representing 45% of our investment portfolio by the end of 2026 to further enhance our growth profile.”

Fourth Quarter 2025 Financial Results

	Three Months Ended
	December 31,
(unaudited, amounts in thousands, except per share data)	2025	2024
Total revenues	$84,293	$52,582
Net loss income available to common stockholders	$101,618	$17,912
Diluted earnings per common share	$2.11	$0.39

Nareit funds from operations attributable to common stockholders ("FFO") (1)	$34,510	$32,962
Nareit diluted FFO per common share (1)	$0.72	$0.72

FFO attributable to common stockholders, excluding non-recurring items ("Core FFO") (1)	$33,459	$29,583
Diluted Core FFO per share (1)	$0.70	$0.65

Funds available for distribution ("FAD") (1)	$37,039	$30,201
Diluted FAD per share (1)	$0.77	$0.66

FAD, excluding non-recurring items ("Core FAD") (1)	$35,031	$30,201
Diluted Core FAD per share (1)	$0.73	$0.66

(1)	Represents non-GAAP financial measures. A reconciliation of these measures is included in the tables at the end of this press release.

Supplemental Information

The company has disclosed more detailed financial information in the tables below, the Company’s Supplemental Operating and Financial Data presentation for the 2025 fourth quarter, and its Form 10-K, as filed with the Securities and Exchange Commission, which can be found online at https://ir.ltcreit.com.

Fourth Quarter 2025 Transactions Update

●	Acquired three seniors housing communities within the Company’s SHOP segment for $84.2 million, with an expected unlevered IRR in the low teens.
●	Converted two seniors housing communities in Oregon from the Company’s triple-net portfolio into SHOP. Upon conversion, the triple-net master lease was terminated, and LTC wrote off a $957,000 working capital note from the prior operator in connection with the prior operator’s cooperation with the conversion. Additionally, the Company entered into a management agreement with an operator new to LTC.
●	Sold seven skilled nursing centers for $123 million and recorded a total gain on sales of $78 million.
●	Received cash proceeds of $8.2 million, inclusive of a 12% exit IRR of $1.8 million, from the redemption of the Company’s preferred equity investment in a joint venture.
●	Received $16 million from the payoff of a mortgage loan secured by a seniors housing community.

Year to Date 2026 Transactions Update

●	Acquired a seniors housing community within its SHOP segment for $108 million, with an expected unlevered IRR in the low teens.
●	Converted two seniors housing communities in Texas from its triple-net portfolio into SHOP. Upon conversion, the triple-net master lease was terminated and LTC entered into a management agreement with an operator new to LTC.

Proforma Liquidity

●	$542.0 million total proforma liquidity:
●	$15.9 million cash on hand.
●	$240.1 million available under the Company’s unsecured revolving line of credit with $359.9 million outstanding.
●	$286.0 million available under the Company’s ATM.

Guidance

LTC is introducing full year 2026 guidance, and is providing 2026 first quarter guidance, as follows:

2026
	Full Year	First Quarter
Diluted earnings per common share	$1.80 to $1.84	$0.60 to $0.62
Diluted Core FFO per share	$2.75 to $2.79	$0.66 to $0.68
Diluted Core FAD per share	$2.82 to $2.86	$0.68 to $0.70

The assumptions underlying the full year and first quarter guidance are as follows:

●	Gross investments for the full year in the range of $400.0 million and $800.0 million, including transactions closed to date or expected to close over the next 60 days;
●	Asset sales and loan payoffs of $265.9 million for the 2026 full year and $73.5 million for the 2026 first quarter;
●	SHOP NOI, inclusive of expected net investments, in the range of $65.1 million to $77.2 million for the full year, and $12.1 million to $13.0 million for the 2026 first quarter. For further SHOP assumptions see the Company’s Supplemental Operating and Financial Data presentation for the 2025 fourth quarter;
●	SHOP FAD capital expenditures in the range of $4.6 million to $4.9 million for the full year, and $890,000 to $910,000 for the 2026 first quarter; and
●	General and administrative costs for the full year in the range of $31.7 million to $33.9 million, and $8.4 million to $8.7 million for the 2026 first quarter.

Information and a reconciliation of the Company’s guidance, funds from operations attributable to common stockholders, excluding non-recurring items, (“Core FFO”) and funds available for distribution, excluding non-recurring items, (“Core FAD”) can be found in the tables at the end of this press release.

Conference Call Information

LTC will conduct a conference call on Wednesday, February 25, 2026 at 8:00 a.m. Pacific / 11:00 a.m. Eastern, to provide commentary on its performance and operating results for the quarter ended December 31, 2025.

Webcast	https://ir.ltcreit.com/
USA Toll-Free Number	(877) 407-8634
International Number	(201) 689-8502

Conference Call Replay
A replay of the call will be available three hours after the live call through March 11, 2026.

USA Toll-Free Number	(877) 660-6853
International Number	(201) 612-7415
Access ID	13758526

About LTC

LTC is a real estate investment trust (REIT) focused on seniors housing and health care properties, principally investing through SHOP, as well as triple-net leases, and joint ventures. The Company’s portfolio includes nearly 190 properties throughout the United States. Based on gross real estate investments, 63% of the Company’s assets are seniors housing communities with the remainder skilled nursing centers. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “could,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Examples of forward-looking statements include the Company’s 2025 full-year and fourth quarter guidance and statements regarding the Company’s investment pipeline, expected SHOP portfolio size, anticipated growth, acquisitions, NOI, capital expenditures, expenses, and future strategy. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the Company’s dependence on its operators for revenue and cash flow; operational and legal risks and liabilities under the Company’s new SHOP segment, government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with federal, state, or local regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by the Company’s operators; the Company’s reliance on a few major operators; the Company’s ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation, operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of the Company’s real estate investments; the relative illiquidity of the Company’s real estate investments; the Company’s ability to develop and complete construction projects; the Company’s ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; the Company’s ability to grow if access to capital is limited; and a failure to maintain or increase the Company’s dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and the Company’s publicly available filings with the Securities and Exchange Commission. The Company does not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

	(unaudited)		(audited)
Revenues:
Rental income	$26,708	$34,814	$116,171	$132,278
Resident fees and services (1)	37,963	—	72,116	—
Interest income from financing receivables (2)	7,133	7,002	28,315	21,663
Interest income from mortgage loans	10,308	9,374	39,023	45,216
Interest and other income	2,181	1,392	7,229	10,690
Total revenues	84,293	52,582	262,854	209,847

Expenses:
Interest expense	10,588	8,365	35,306	40,336
Depreciation and amortization	10,949	9,194	37,874	36,367
Seniors housing operating expenses (1)	27,307	—	54,088	—
Impairment loss	—	6,953	—	6,953
Write-off of effective interest receivable	—	—	41,455	—
Provision (recovery) for credit losses	873	(201)	4,515	741
Transaction costs	487	140	8,221	819
Triple-net lease property tax expense	2,312	3,114	10,795	12,930
General and administrative expenses	8,179	7,227	31,120	27,243
Total expenses	60,695	34,792	223,374	125,389

Income before unconsolidated joint ventures, real estate dispositions and other items	23,598	17,790	39,480	84,458

Gain on sale of real estate, net	78,057	1,097	77,822	7,979
Income from unconsolidated joint ventures	2,214	703	6,757	2,442
Income tax provision	(218)	—	(179)	—
Net income	103,651	19,590	123,880	94,879
Income allocated to non-controlling interests	(1,456)	(1,507)	(5,908)	(3,839)
Net income attributable to LTC Properties, Inc.	102,195	18,083	117,972	91,040
Income allocated to participating securities	(577)	(171)	(696)	(682)
Net income available to common stockholders	$101,618	$17,912	$117,276	$90,358

Earnings per common share:
Basic	$2.13	$0.40	$2.54	$2.07
Diluted	$2.11	$0.39	$2.52	$2.04

Weighted average shares used to calculate earnings per
common share:
Basic	47,724	45,025	46,230	43,743
Diluted	48,054	45,523	46,560	44,241

Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.28

(1)	Represents the Company’s seniors housing operating portfolio (“SHOP”) operating income and expense.
(2)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on the Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on the Consolidated Statements of Income.

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(audited, amounts in thousands, except per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Investments:
Land	$128,590	$118,209
Buildings and improvements	1,482,075	1,212,853
Accumulated depreciation and amortization	(408,906)	(405,884)
Operating real estate property, net	1,201,759	925,178
Properties held-for-sale, net of accumulated depreciation: 2025—$0; 2024—$1,346	—	670
Real property investments, net	1,201,759	925,848
Financing receivables,(1) net of credit loss reserve: 2025—$3,631; 2024—$3,615	359,457	357,867
Mortgage loans receivable, net of credit loss reserve: 2025—$3,849; 2024—$3,151	381,662	312,583
Real estate investments, net	1,942,878	1,596,298
Notes receivable, net of credit loss reserve: 2025—$259; 2024—$477	25,615	47,240
Investments in unconsolidated joint ventures	12,524	30,602
Investments, net	1,981,017	1,674,140

Other assets:
Cash and cash equivalents	14,387	9,414
Debt issue costs related to revolving line of credit	4,742	1,410
Interest receivable	22,720	60,258
Straight-line rent receivable	17,949	21,505
Prepaid expenses and other assets	21,245	19,415
Total assets	$2,062,060	$1,786,142

LIABILITIES
Revolving line of credit	$252,863	$144,350
Term loans, net of debt issue costs: 2025—$1,787 ; 2024—$192	198,213	99,808
Senior unsecured notes, net of debt issue costs: 2025—$895; 2024—$1,058	391,105	440,442
Accrued interest	3,806	3,094
Accrued expenses and other liabilities	53,689	45,443
Total liabilities	899,676	733,137

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 110,000 shares authorized; shares issued and outstanding: 2025—48,482; 2024—45,511	485	455
Capital in excess of par value	1,189,846	1,082,764
Cumulative net income	1,843,407	1,725,435
Accumulated other comprehensive income	482	3,815
Cumulative distributions	(1,959,236)	(1,851,842)
Total LTC Properties, Inc. stockholders’ equity	1,074,984	960,627
Non-controlling interests	87,400	92,378
Total equity	1,162,384	1,053,005
Total liabilities and equity	$2,062,060	$1,786,142

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases that contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on the Consolidated Balance Sheets.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(audited, amounts in thousands)

	Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES:
Net income	$123,880	$94,879
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,874	36,367
Stock-based compensation expense	9,329	9,052
Impairment loss	—	6,953
Gain on sale of real estate, net	(77,822)	(7,979)
Income tax provision	179	—
Income from unconsolidated joint ventures	(6,757)	(2,442)
Income distributions from unconsolidated joint ventures	6,839	1,278
Straight-line rent adjustment	1,631	(2,268)
Adjustment for collectability of straight-line rental income	1,514	321
Adjustment for collectability of lease incentives	249	—
Amortization of lease incentives	687	818
Write-off of effective interest receivable	41,455	—
Provision for credit losses	4,515	741
Application of interest reserve	—	(233)
Amortization of debt issue costs	1,626	1,059
Other non-cash items, net	67	95
Change in operating assets and liabilities
Lease incentives funded	—	(1,924)
Increase in interest receivable	(9,737)	(10,390)
Increase (decrease) in accrued interest payable	712	(771)
Net change in other assets and liabilities	(264)	319
Net cash provided by operating activities	135,977	125,875
INVESTING ACTIVITIES:
Investment in real estate properties	(354,587)	(319)
Investment in real estate capital improvements	(7,270)	(13,675)
Proceeds from sale of real estate, net	126,701	38,867
Investment in financing receivables	(1,664)	(97)
Investment in real estate mortgage loans receivable	(107,632)	(21,833)
Principal payments received on mortgage loans receivable	38,237	85,905
Investments in unconsolidated joint ventures	(1,262)	(11,262)
Proceeds from liquidation of investments in unconsolidated joint ventures	19,340	—
Advances and originations under notes receivable	(25)	(340)
Principal payments received on notes receivable	18,218	13,434
Net cash (used in) provided by investing activities	(269,944)	90,680
FINANCING ACTIVITIES:
Net borrowings (repayment) under revolving line of credit	108,513	(157,900)
Proceeds from debt	200,000	—
Repayment of debt	(149,500)	(49,160)
Proceeds from common stock issued	100,555	83,107
Payments of common share issuance costs	(436)	(703)
Distributions paid to stockholders	(107,394)	(100,530)
Acquisition of and distribution paid to non-controlling interests	(1,188)	(109)
Financing costs paid	(6,390)	(569)
Cash paid for taxes in lieu of shares upon vesting of long-term equity incentives	(5,209)	(1,533)
Other	(11)	(30)
Net cash provided by (used in) financing activities	138,940	(227,427)
Increase (decrease) in cash and cash equivalents	4,973	(10,872)
Cash and cash equivalents, beginning of period	9,414	20,286
Cash and cash equivalents, end of period	$14,387	$9,414

See LTC’s most recent Quarterly Report on Form 10-Q for Supplemental Cash Flow Information

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. LTC believes that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current Nareit definition or have a different interpretation of the current Nareit definition from that of the Company; therefore, caution should be exercised when comparing the Company’s FFO to that of other REITs.

The Company defines FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in the consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of a loan thus creating an effective interest receivable asset included in the interest receivable line item in the consolidated balance sheet and reduces down to zero when, at some point during the loan term, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of the cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of Nareit FFO attributable to common stockholders and FAD (unaudited, amounts in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

GAAP net income available to common stockholders	$101,618	$17,912	$117,276	$90,358
Add: Impairment loss	—	6,953	—	6,953
Add: Depreciation and amortization	10,949	9,194	37,874	36,367
Less: Gain on sale of real estate, net	(78,057)	(1,097)	(77,822)	(7,979)
Nareit FFO attributable to common stockholders	34,510	32,962	77,328	125,699

(Less) Add: Adjustments (1)	(1,051)	(3,379)	49,783	(8,907)
FFO, excluding non-recurring items ("Core FFO")	$33,459	$29,583	$127,111	$116,792

Nareit FFO attributable to common stockholders	$34,510	$32,962	$77,328	$125,699
Non-cash income:
Add (Less): Straight-line rent adjustment	184	(2,829)	1,631	(2,268)
Add: Amortization of lease incentives	131	192	936	818
Add: Other non-cash contra-revenue	—	—	1,514	321
Less: Effective interest income	(710)	(2,184)	(2,904)	(8,591)
Net non-cash income	(395)	(4,821)	1,177	(9,720)

Non-cash expense:
Add: Non-cash compensation charges	2,141	2,261	9,329	9,052
Add: Write-off of effective interest receivable	—	—	41,455	—
Add (Less): Provision (recovery) for credit losses	873	(201)	4,515	741
Less: Recurring capital expenditures	(90)	—	(390)	—
Net non-cash expense	2,924	2,060	54,909	9,793

Funds available for distribution ("FAD")	37,039	30,201	133,414	125,772

(Less) Add: Adjustments (1)	(2,008)	—	149	(7,756)
FAD, excluding non-recurring items ("Core FAD")	$35,031	$30,201	$133,563	$118,016

(1)	See the reconciliation of non-recurring items on the following page for further detail.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of Nareit FFO attributable to common stockholders and FAD by reconciling the adjustments (unaudited, amounts in thousands):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2025		2024		2025		2024
Reconciliation of adjustments to Nareit FFO:
Notes receivables and related interest receivable, if applicable, write-off	$957	(1)	$290	(2)	$4,021	(1)	$290	(2)
Provision for credit losses related to partial principal paydown	—		—		—		613
Provision for credit losses reserve recorded upon origination	—		—		938		1,635
Recovery for credit losses related to loan payoffs	—		(511)		(375)		(1,738)
Add: Total provision for credit losses adjustments	957		(221)		4,584		800
Effective interest receivable write-off	—		—		41,455	(3)	—
Straight-line rent receivable write-off	—		—		1,271	(4)	321	(4)
Lease termination fee paid upon conversion to SHOP	—		—		5,971		—
Transaction costs associated with the startup of new SHOP segment	392		—		1,703		—
One-time general and administrative expenses related to an employee retirement	—		—		1,136		—
Add: Expense and contra-revenue adjustments	392		—		51,536		321
Income related to exit IRRs received	(1,800)	(5)	—		(5,737)	(5)	—
Other income received from former operators	(600)		—		(600)		(4,052)
One-time rental income related to sold properties	—		—		—		(2,818)
One-time additional straight-line income	—		(3,158)		—		(3,158)
Deduct: Income adjustments	(2,400)		(3,158)		(6,337)		(10,028)
Total adjustments to Nareit FFO	$(1,051)		$(3,379)		$49,783		$(8,907)

Reconciliation of adjustments to FAD:
Lease termination fee paid upon conversion to SHOP	$—		$—		$5,971		$—
Transaction costs associated with the startup of new SHOP segment	392		—		1,703		—
One-time general and administrative expenses related to an employee retirement	—		—		436		—
Add: Cash expense adjustments	392		—		8,110		—
Income related to exit IRRs received	(1,800)	(5)	—		(7,361)	(5)	(886)	(6)
Other income received from former operators	(600)		—		(600)		(4,052)
One-time rental income related to sold properties	—		—		—		(2,818)
Deduct: Cash income adjustments	(2,400)		—		(7,961)		(7,756)
Total cash adjustments to FAD	$(2,008)		$—		$149		$(7,756)

(1)	Represents the write-off of a working capital note and related interest receivable balance, if applicable, in connection with the transition to SHOP.
(2)	Represents a note receivable write-off in connection with the pending closure of a 56-unit assisted living community located in Texas. The property was sold during the 2025 third quarter.
(3)	During 2025, LTC wrote off $41,455 of effective interest receivable related to a mortgage loan amendment that permits penalty-free early payoff within an allowable window.
(4)	During 2025, LTC wrote off $1,271 of straight-line rent receivable due to an operator’s on-going bankruptcy filing. During 2024, LTC wrote off $321 of straight-line rent receivable related to a lease that converted to fair market rent during the 2024 second quarter. The straight-line rent write-offs are recorded as contra-revenue on the Consolidated Statements of Income.
(5)	The exit IRR income adjustment includes the following:
a.	$1,800 received in connection with the redemption of LTC’s preferred equity investment in a joint venture during the 2025 fourth quarter. The 12% exit IRR was not previously recorded;
b.	$2,599 received upon the early payoff of a mezzanine loan during 2025 third quarter. The FFO adjustment represents the $2,599 offset by $1,624 of effective interest receivable balance previously recognized over the term of the loan through payoff; and
c.	$2,962 received in connection with the redemption of LTC’s preferred equity investment in a joint venture during the 2025 first quarter. The 13% exit IRR was not previously recorded.
(6)	The exit IRR income was received upon the payoff of three mortgage loans in 2024. The exit IRR was previously recorded ratably over the term of the loan through effective interest income.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of Nareit FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Basic Nareit FFO attributable to common stockholders per share	$0.72	$0.73	$1.67	$2.87
Diluted Nareit FFO attributable to common stockholders per share	$0.72	$0.72	$1.66	$2.84

Diluted Nareit FFO attributable to common stockholders	$34,510	$33,133	$77,328	$126,381
Weighted average shares used to calculate Nareit diluted FFO attributable to common stockholders per share	48,054	45,824	46,560	44,537

Basic Core FFO per share	$0.70	$0.66	$2.75	$2.67
Diluted Core FFO per share	$0.70	$0.65	$2.73	$2.64

Diluted Core FFO	$33,459	$29,754	$127,807	$117,474
Weighted average shares used to calculate diluted Core FFO per share	48,054	45,824	46,832	44,537

Basic FAD per share	$0.78	$0.67	$2.89	$2.88
Diluted FAD per share	$0.77	$0.66	$2.86	$2.84

Diluted FAD	$37,039	$30,372	$134,110	$126,454
Weighted average shares used to calculate diluted FAD per share	48,054	45,824	46,832	44,537

Basic Core FAD per share	$0.73	$0.67	$2.89	$2.70
Diluted Core FAD per share	$0.73	$0.66	$2.87	$2.67

Diluted Core FAD	$35,031	$30,372	$134,259	$118,698
Weighted average shares used to calculate diluted Core FAD per share	48,054	45,824	46,832	44,537

Reconciliation of FFO and FAD (continued)

Guidance

The Company is introducing guidance for the 2026 full year, and is providing 2026 first quarter guidance. The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments. The 2026 full year guidance is as follows (unaudited, amounts in thousands, except per share amounts):

	Full Year 2026 Guidance		First Quarter 2026 Guidance
	Low	High	Low	High
Diluted earnings per common share	$1.80	$1.84	$0.60	$0.62
Less: Gain on sale, net of impairment loss	(0.13)	(0.13)	(0.15)	(0.15)
Add: Depreciation and amortization	1.10	1.10	0.25	0.25
Diluted Nareit FFO attributable to common stockholders	2.77	2.81	0.70	0.72
Add: Adjustments	(0.02)	(0.02)	(0.04)	(0.04)
Diluted Core FFO	$2.75	$2.79	$0.66	$0.68

Diluted Nareit FFO attributable to common stockholders	$2.77	$2.81	$0.70	$0.72
Add: Non-cash expense	0.14	0.14	0.03	0.03
Less: Recurring capital expenditures	(0.10)	(0.10)	(0.02)	(0.02)
Diluted FAD	2.81	2.85	0.71	0.73
Add: Adjustments	0.01	0.01	(0.03)	(0.03)
Diluted Core FAD	$2.82	$2.86	$0.68	$0.70

The assumptions underlying the full year and first quarter guidance are as follows:

●	Gross investments for the full year in the range of $400.0 million and $800.0 million, including transactions closed to date or expected to close over the next 60 days;
●	Asset sales and loan payoffs of $265.9 million for the 2026 full year and $73.5 million for the 2026 first quarter;
●	SHOP NOI, inclusive of expected net investments, in the range of $65.1 million to $77.2 million for the full year, and $12.1 million to $13.0 million for the 2026 first quarter. For further SHOP assumptions see the Company’s Supplemental Operating and Financial Data presentation for the 2025 fourth quarter;
●	SHOP FAD capital expenditures in the range of $4.6 million to $4.9 million for the full year, and $890,000 to $910,000 for the 2026 first quarter;
●	General and administrative costs for the full year in the range of $31.7 million to $33.9 million, and $8.4 million to $8.7 million for the 2026 first quarter; and
●	Adjustments to Core FFO and Core FAD include the following:
o	One-time exit IRR income of $1.5 million that LTC is expected receive in connection with the sale of three skilled nursing centers accounted for as a Financing receivable on the Company’s Consolidated Balance Sheets;
o	Transaction costs in the range of $1.9 million to $2.4 million for the full year, and $400,000 to $500,000 for the 2026 first quarter;
o	Recovery of provision for credit losses related to loan payoffs outlined in the Company’s Supplemental Operating and Financial Data presentation for the 2025 fourth quarter.